UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (date of earliest event reported): August 25, 2003

                                 TELEBYTE, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                           0-11883                         11-2510138
(State or Other Jurisdiction of       (Commission File Number)      (IRS Employer Identification
        Incorporation)                                                           Number)

                                270 Pulaski Road
                               Greenlawn, NY 11740
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (631) 423-3232

          (Former name or former address, if changed since last report)

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                                 TELEBYTE, INC.

ITEM 5 - OTHER EVENTS AND REQUIRED FD DISCLOSURE

      Effective August 25, 2003, Telebyte, Inc., a Delaware corporation (the "Company"), granted options to purchase 100,000 shares of the Company's common stock pursuant to the Company's 2001 Stock Option Plan (the "Plan") to each of Kenneth Schneider, the Company's Chairman and CEO, and Michael Breneisen, the Company's President and CFO. Dr. Schneider received non-qualified stock options, while Mr. Breneisen received incentive stock options intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended. The grant of options to each of Dr. Schneider and Mr. Breneisen were made in recognition of their voluntary reductions in salary beginning in February of 2002, as compensation for their current performance and as additional incentive to promote the success of the Company. After giving effect to the option grants, Dr. Schneider and Mr. Breneisen beneficially own 30.5% and 12.9% of the outstanding shares of the Company's common stock, respectively. Following the option grants, 285,000 shares of the Company's common stock remain available for future awards under the Plan.Up to 400,000 additional shares remain available under the Company's 2001 Employee Stock Purchase Plan; however, that plan has been temporarily suspended, and it is anticipated that the program will be reinstituted during fiscal year 2004.


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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 12, 2003

                                     TELEBYTE, INC.

                                     By:      /s/ Kenneth S. Schneider
                                        ----------------------------------------
                                        Kenneth S. Schneider
                                        Chairman and Chief Executive Officer


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